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Exhibit 10.2

TETRA TECH, INC.

FOURTH AMENDMENT TO
NOTE PURCHASE AGREEMENT

$110,000,000
Senior Secured Notes

$92,000,000
7.28% Senior Secured Notes,
Series A, due May 30, 2011

$18,000,000
7.08% Senior Secured Notes,
Series B, due May 30, 2008

Dated as of May 12, 2005

To the Holders of the Senior Notes of
Tetra Tech, Inc. Named in the Attached Schedule I (the "Noteholders")

Ladies and Gentlemen:

        Reference is made to the Note Purchase Agreements, each dated as of May 15, 2001, as amended by the First Amendment to Note Purchase Agreement dated as of September 30, 2001, the Second Amendment to Note Purchase Agreement dated as of April 22, 2003 and the Third Amendment to Note Purchase Agreement dated as of December 14, 2004 (collectively, as in effect immediately prior to the effectiveness hereof, the "Existing Note Agreement", and as amended hereby, the "Note Agreement"), by and between Tetra Tech, Inc., a Delaware corporation (the "Company"), and each of the Noteholders pursuant to which the Company issued $92,000,000 aggregate principal amount of its 7.28% Senior Secured Notes, Series A, due May 30, 2011 (collectively, as in effect immediately prior to the effectiveness hereof, the "Existing Series A Notes", and as amended hereby, the "Series A Notes") and $18,000,000 aggregate principal amount of its 7.08% Senior Secured Notes, Series B, due May 30, 2008 (collectively, as in effect immediately prior to the effectiveness hereof, the "Existing Series B Notes", and as amended hereby, the "Series B Notes" and, together with the Series A Notes, the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Note Agreement.

        The Company has requested that the Noteholders agree to amend certain provisions of the Note Agreement, and the Noteholders have agreed to such amendments on the terms and subject to the conditions set forth herein.

        In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Noteholders agree as follows:

1.     AMENDMENT OF NOTE AGREEMENT

        Subject to the satisfaction of the conditions set forth in Section 4 of this Fourth Amendment, the Noteholders and the Company hereby agree as follows:

        1.1.    Amendment of Section 1.    Section 1 of the Existing Note Agreement is hereby amended by deleting the parenthetical expression "(individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") in the seventh line thereof.

        1.2.    Amendment of Section 7.1(a).    (a) Section 7.1(a) of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "(a)    Interim Statements.

            (i)    Quarterly Statements—Promptly when available, and in any event not later than the earlier of (A) 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year) and (B) one Business Day after the date required to be filed with the SEC, duplicate copies of,

              (1)   a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

              (2)   consolidated statements of income of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, and

              (3)   consolidated statements of cash flows of the Company and its Subsidiaries for such quarter or (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a)(i);

            (ii)   Monthly Statements—Promptly when available, and in any event not later than 30 days after the end of each fiscal month in each Fiscal Year of the Company (other than the last month of any Fiscal Quarter) ending after July 3, 2005 and prior to the Covenant Compliance Date, duplicate copies of,

              (A)  consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month,

              (B)  consolidated statements of income of the Company and its Subsidiaries for such fiscal month and for the portion of the Fiscal Year ending with such fiscal month, and

              (C)  consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal month and for the portion of the Fiscal Year ending with such fiscal month,

    setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP; and

            (iii)  Additional Current Asset Information—Contemporaneously with the furnishing of the financial statements required pursuant to subsection (a)(i) above,

              (A)  a summary of the accounts receivable of the Company and its Subsidiaries (including a list of the 10 customers with the largest receivable balances); and

              (B)  a list of bonded jobs of the Company and its Subsidiaries with a value in excess of $1,000,000 (and specifying any related billed and unbilled receivables with respect to such jobs), in each case as of the end of the applicable Fiscal Quarter; and

              (C)  an updated organizational chart listing all Subsidiaries and the jurisdictions of their organization; and"

            (b)   Each reference in the Existing Note Agreement to "Section 7.1(a)" is hereby amended to be a reference to "Section 7.1(a)(i)".

        1.3.    Amendment of Section 7.1(b).    Section 7.1(b) (Annual Financial Statements) of the Existing Note Agreement is hereby amended by deleting the phrase "within 105 days after the end of each Fiscal Year of the Company" and replacing it with "promptly when available, and in any event not later than the earlier of (A) 105 days after the end of each Fiscal Year and (B) one Business Day after the date required to be filed with the SEC".

        1.4.    Amendment of Section 7.1(c).    Section 7.1(c) of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "(c) [Intentionally Omitted]."

        1.5.    Amendment of Section 8.6.    The definition of "Remaining Scheduled Payments" set forth in Section 8.6 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon (calculated at the non-default rate of interest in effect with respect to such Note immediately prior to the effectiveness of the Fourth Amendment) that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1."

        1.6.    Amendment of Section 10.1.    Section 10.1 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "10.1    Adjusted Leverage Ratio; Priority Debt.

          The Company will not permit at any time:

            (a)   the Adjusted Leverage Ratio, as of the last day of any Computation Period, to be greater than (a) 2.75 to 1 for any Computation Period ending before April 2, 2006; (b) 2.50 to 1 for the Computation Period ending on April 2, 2006; and (c) 2.25 to 1 for any Computation Period ending on or after July 2, 2006.

            (b)   Priority Debt to exceed 15% of Adjusted Consolidated Net Worth."

        1.7.    Amendment of Section 10.2.    Section 10.2 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "10.2    Fixed Charge Coverage Ratio; Minimum Adjusted EBITDA.

            (a)   The Company will not permit the ratio of (i) the result of (A) Adjusted EBITDA minus (B) Capital Expenditures, in each case for any Computation Period described in the table below, to (ii) the sum of (A) Interest Expense plus (B) all income taxes (including any franchise tax and any other tax based upon gross or net income or receipts) paid by the Company and its Subsidiaries plus (C) all required payments of principal of Indebtedness of the Company and its Subsidiaries, in each case during such Computation Period (and determined on a consolidated basis), to be less than the ratio set forth opposite such Computation Period in such table:

Computation Period	Ratio
the Computation Period ending on April 2, 2006	1.05 to 1
any Computation Period ending on or after July 2, 2006 through and including June 29, 2008	1.10 to 1
the Computation Period ending September 28, 2008	1.15 to 1
any Computation Period ending on or after December 28, 2008	1.25 to 1

  For the avoidance of doubt, the ratio described in this Section 10.2(a) shall not be measured prior to the Computation Period ending on April 2, 2006.

            (b)   The Company will not permit Adjusted EBITDA for any period set forth in the table below to be less than the amount set forth opposite such period:

Period	Amount
the Fiscal Quarter ending July 3, 2005	$13,000,000
the period of two consecutive Fiscal Quarters ending October 2, 2005	$28,000,000
the period of three consecutive Fiscal Quarters ending January 1, 2006	$45,000,000
the Computation Period ending April 2, 2006	$64,000,000
any Computation Period ending on or after July 2, 2006	$70,000,000

        1.8.    Amendment of Section 10.3.    Section 10.3 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "10.3    Minimum Net Worth.

          The Company will not permit Net Worth at any time to be less than the sum of (a) $245,000,000, plus (b) 50% of the sum of Consolidated Net Income for each Fiscal Quarter, beginning with the Fiscal Quarter ending July 3, 2005 and ending with the most recently-ended Fiscal Quarter for which the Company has delivered financial statements (provided that if Consolidated Net Income is less than zero for any Fiscal Quarter, for purposes of this Section 10.3, Consolidated Net Income will be deemed to be zero for such Fiscal Quarter) plus (c) 100% of the Net Cash Proceeds of any equity issued by the Company or any Subsidiary (on a consolidated basis) after April 3, 2005."

        1.9.    Amendment of Section 10.4.    Section 10.4 (Liens) of the Existing Note Agreement is hereby amended by deleting the parenthetical expression in the second line thereof "(unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets, including the execution of an intercreditor agreement, in form and substance satisfactory to holders of the Notes, between such holders and the holders of other Debt secured by a Lien in such property)".

        1.10.    Amendment of Section 10.5.    Section 10.5 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "10.5    Asset Dispositions.

          The Company will not, and will not permit any Subsidiary to, sell, transfer, convey, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets, or sell, assign, pledge or otherwise transfer any receivables, contract rights, general intangibles, chattel paper or instruments, with or without recourse, except for (a) dispositions of inventory or obsolete assets in the ordinary course of business consistent with past practices and (b) other dispositions of assets, provided that (i) no disposition described in this clause (b) shall be made if a Default or Event of Default exists or would result therefrom; and (ii) after giving effect to any disposition pursuant to this clause (b), the aggregate fair market value of all assets disposed of pursuant to this clause (b) shall not exceed (x) at any time from and after July 21, 2004, 2.5% of Consolidated Total Assets as of the end of the most recent Fiscal Year, and (y) $10,000,000 in any Fiscal Year."

        1.11.    Amendment of Section 10.6.    Section 10.6 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "10.6    Mergers and Consolidations; Acquisitions.

          The Company will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (or of any division or business unit of any Person), except (a) any such merger or consolidation of or by any wholly-owned Subsidiary into the Company or any other Wholly-Owned Subsidiary, (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary, and (c) acquisitions of all of the assets or stock of Persons which are in the same or a similar line of business as the Company and its Subsidiaries; provided that any acquisition described in this clause (c) must satisfy all of the following conditions: (i) each Person so acquired shall comply with all of the terms of this Agreement and the other Financing Documents that are applicable to such Person; (ii) either the required majority of the board of directors (or other equivalent governing body) of the Person so acquired incumbent at the time such acquisition is proposed has acquiesced to the acquisition, or the acquisition is otherwise deemed in the reasonable judgment of the Required Holders to be a "friendly" acquisition; (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from the making of, such acquisition; (iv) the aggregate consideration (including assumed debt and stock of the Company) for any one such acquisition or series of such related acquisitions shall not exceed (A) during the period beginning April 3, 2005 and continuing through April 2, 2006, $5,000,000; and (B) thereafter, $50,000,000; (v) if such acquisition is made after April 2, 2006, then the Company's Adjusted Leverage Ratio shall have been less than 1.75 to 1 as of the last day of the most recently ended Fiscal Quarter for which financial statements are available pursuant to Section 7.1(a); and (vi) substantially contemporaneously with any such acquisition of stock, the Company shall grant, or cause the applicable Person(s) to grant, to the Collateral Agent, for the benefit of the holders of Notes, a first priority perfected security interest in all of the stock so acquired."

        1.12.    Amendment of Section 10.7.    Section 10.7 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "Section 10.7    Disposition of Stock of Subsidiaries.

            (a)   The Company will not permit any Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Wholly Owned Subsidiary, except (i) for directors' qualifying shares, (ii) to satisfy local ownership requirements, (iii) in satisfaction of valid preemptive or contractual rights of minority stockholders in connection with the simultaneous issuance to the Company or a Subsidiary whereby the Company and its Subsidiaries maintain the same proportionate ownership interest and (iv) the issuance of stock convertible into stock of the Company by Tetra Tech Canada Ltd. in connection with an acquisition.

            (b)   The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Subsidiary, except (i) for directors'

    qualifying shares, (ii) to satisfy local ownership requirements, (iii) the sale of all shares of capital stock of a Subsidiary which is permitted under Section 10.5 and (iii) stock convertible into stock of the Company by Tetra Tech Canada Ltd. in connection with an acquisition.

            (c)   If a Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Subsidiary securing Indebtedness owed to such Subsidiary, which is not contemporaneously repaid, together with such Indebtedness, shall be deemed to have been incurred by the Company or such other Subsidiary, as the case may be, at the time such Subsidiary ceases to be a Subsidiary."

        1.13.    Amendment of Section 10.8.    Section 10.8 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

          "Section 10.8    Excluded Subsidiaries.

          The Company shall not permit the Excluded Subsidiaries, collectively, to (a) own at any time more than 2.5% of Consolidated Total Assets, (b) have more than 2.5% of the consolidated revenues of the Company and its Subsidiaries in any Fiscal Quarter or (c) be liable for more than 2.5% of the consolidated liabilities of the Company and its Subsidiaries. For purposes of this Section 10.8, all intercompany assets, revenues and liabilities that would be properly eliminated in consolidation shall be deemed to be zero."

        1.14.    Additional Covenants to be Added to Section 10.    The following new Sections are hereby added to the Existing Note Agreement immediately following Section 10.10 thereof to read in their entireties as follows:

          "Section 10.11    Limitations on Indebtedness.

          The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   obligations arising under the Financing Documents;

            (b)   Indebtedness in respect of Capital Leases;

            (c)   unsecured Indebtedness of Subsidiaries to the Company or to any other Subsidiary;

            (d)   Hedging Agreements entered into by the Company or any Subsidiary with the Collateral Agent or any Bank or any Affiliate thereof; provided that all such Hedging Agreements are entered into to protect against bona fide business risks and not for speculation;

            (e)   Guaranties in respect of any obligation of the Company or any Subsidiary permitted under this Agreement;

            (f)    Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 9.4;

            (g)   Indebtedness outstanding on the date hereof or hereafter incurred in connection with Liens permitted by Section 10.4, and extensions, renewals and refinancings of any Indebtedness described in this clause (g) so long as the principal amount thereof is not increased;

            (h)   Subordinated Indebtedness;

            (i)    Indebtedness under the Credit Agreement;

            (j)    Indebtedness constituting a portion of the deferred purchase price for any acquisition permitted by Section 10.6(c); and

            (k)   other Indebtedness not exceeding in the aggregate $10,000,000."

          "Section 10.12    Restricted Payments.

          The Company will not, and will not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, redeem or defease any Subordinated Indebtedness, (e) make any payment on or in respect of any Subordinated Indebtedness (other than scheduled payments of interest made in the form of additional Subordinated Indebtedness or common stock), or (f) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends to the Company or to any other Wholly-Owned Subsidiary and (ii) so long as no Default or Event of Default exists or would result therefrom and, after giving effect thereto (and any incurrence of Indebtedness in connection therewith), the Adjusted Leverage Ratio will be less than 1.75 to 1, the Company may, at any time after April 2, 2006, repurchase shares of its capital stock for immediate retirement in an aggregate amount, for all such repurchases made on or after July 21, 2004, not to exceed 10.0% of Net Worth (measured as of the end of the Fiscal Quarter immediately preceding any such purchase)."

          "Section 10.13    Loans and Advances.

          The Company will not, and will not permit any Subsidiary to, make any loan or advance; except for (i) loans or advances by the Company to any Subsidiary or by any Subsidiary to the Company, (ii) loans and advances to officers and employees of the Company and its Subsidiaries for travel, entertainment, relocation and similar ordinary business purposes in an aggregate amount not exceeding $500,000 at any time outstanding and (iii) other loans and advances in an aggregate amount not exceeding $5,000,000 at any time outstanding."

          "Section 10.14    Minimum Revolver Availability.

          The Company will not, at any time, permit the Commitment Amount (as defined in the Credit Agreement) to be less than $125,000,000. The terms of the Commitment (as defined in the Credit Agreement) shall be as set forth in the Credit Agreement on the Fourth Amendment Effective Date, or shall be on such other terms as are reasonably satisfactory to the Required Holders."

          "Section 10.15    Most Favored Lender Status.

          If at any time the Company or any Subsidiary is a party to or shall enter into any agreement, instrument or other document (excluding the Credit Agreement, as in effect on the Fourth Amendment Effective Date) relating to Indebtedness of the Company or such Subsidiary (each such agreement, instrument or other document herein referred to as a "More Favorable Lending Agreement"), which agreement, instrument or other document includes covenants (whether affirmative or negative, and whether maintenance or incurrence) or defaults or events of default (excluding any customary covenant or default relating to collateral contained in any agreement, instrument or document secured by Liens permitted by Section 10.4(e) or (h)) that are more restrictive than those contained in this Agreement or are not provided for in this Agreement (each such covenant or default or event of default herein referred to as "More Favorable Provision"), then the Company shall promptly, and in any event within 5 Business Days of entering into or becoming party to any such More Favorable Lending Agreement (or within 5 Business Days of obtaining knowledge of any More Favorable Lending Agreement), so advise and notify each holder of a Note in writing. Such writing shall include a verbatim statement of such More Favorable Provision. Thereupon, unless waived in writing by the Required Holders within 5 Business Days of such holders' receipt of such notice, such More Favorable Provision shall be deemed incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, effective as of the date when such More Favorable Provision became effective under such More Favorable Lending Agreement (each such More Favorable Provision as incorporated herein is herein referred to as an "Incorporated Provision") and no such Incorporated Provision may thereafter be waived, amended or modified under this Agreement without the prior written consent of the Required Holders. Thereafter, upon the request of the Required Holders, the Company and the Required Holders shall enter into an additional agreement or an amendment to this Agreement (as the Required Holders may request), evidencing the incorporation of such Incorporated Provision substantially as provided for in such More Favorable Lending Agreement; provided, that no such additional agreement or amendment shall in any way be required to make each Incorporated Provision effective. Each Incorporated Provision shall (i) remain unchanged herein notwithstanding any subsequent waiver, amendment or other modification of the More Favorable Lending Agreement giving rise to such Incorporated Provision (except to the extent that an amendment or other modification results in such provision being more restrictive than such Incorporated Provision, in which case such Incorporated Provision shall be amended or modified to become equally restrictive), and (ii) be deemed deleted from this Agreement at such time as the applicable More Favorable Lending Agreement shall be fully terminated and no amounts shall be outstanding thereunder so long as at the time such More Favorable Lending Agreement shall have been so terminated no Default or Event of Default exists hereunder."

          "Section 10.16    Further Assurances.

          The Company shall take, and cause each Subsidiary to take, such actions as are necessary, or as the Required Holders or the Collateral Agent may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, control agreements, financing statements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, the execution and delivery of appropriate stock powers or other transfer instruments and the delivery of appropriate legal opinions with respect to any of the foregoing) to ensure that (i) the obligations of the Company hereunder and under the other Financing Documents are (x) secured by all account receivables of the Company, all equity interests in Subsidiaries owned by the Company and all of the Company's cash, deposit accounts, investment property and financial assets and all proceeds of the foregoing and (y) unconditionally guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Subsidiary Guaranty; and (ii) the obligations of each Subsidiary under the Subsidiary Guaranty are secured by all account receivables of such Subsidiary, all equity interests in other Subsidiaries owned by such Subsidiary and all of such Subsidiary's cash, deposit accounts, investment property and financial assets and all proceeds of the foregoing; provided that unless the Required Holders otherwise request in writing, (a) no Foreign Corporation (as defined below) or Excluded Subsidiary shall be required to execute the Subsidiary Guaranty, pledge any equity interest or grant a security interest in any property; and (b) neither the Company nor any Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Corporation. For purposes of the foregoing, (A) a "Foreign Corporation" is any corporate Subsidiary which is incorporated in a jurisdiction other than, and does substantially all of its business outside of, the United States, and (B) the terms "investment property" and "financial assets" shall have the respective meanings given to them in the Uniform Commercial Code of any applicable jurisdiction."

          "Section 10.17    Quarterly Conference Call.

          Within 45 days following the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending July 3, 2005 and continuing through the Fiscal Quarter ending April 2, 2006, the Company, in consultation with the holders of Notes and the Banks, shall arrange a conference call with the holders of Notes and the Banks during which Senior Financial Officers of the Company shall review the consolidated financial and operating results of the Company for such Fiscal Quarter and such other information regarding the financial condition, operations, business, assets or prospects of the Company and its Subsidiaries as any holder of Notes may reasonably request."

          "Section 10.18    Unconditional Purchase Obligations.

          The Company will not, and will not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the Company or any Subsidiary may enter into any such contract so long as (i) the aggregate amount of all payments to be made under such contract does not exceed $2,000,000 and (ii) the aggregate amount of all payments to be made under all such contracts in any Fiscal Year by the Company and its Subsidiaries does not exceed $5,000,000."

          "Section 10.19    Inconsistent Agreements.

          The Company will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which (a) would be violated or breached by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Financing Document, (b) would prohibit the Company or any Restricted Subsidiary from granting to the Collateral Agent, for the benefit of the holders of Notes and certain other parties, a Lien on any of its assets (other than (i) the Credit Agreement and (ii) customary negative pledge provisions arising in connection with Liens permitted by Section 10.4(e) and (h) that apply only to the specific property subject to any such Lien and the proceeds thereof) or (c) would prevent any Subsidiary from paying cash dividends, or making other cash distributions, to its parent."

        1.15.    Amendments of Section 11—Events of Default.

          (a)   Section 11(c) is hereby amended and restated in its entirety to read as follows:

            "(c) the Company defaults in the performance of or compliance with, any term contained in Section 7.1(e), Section 9.5, any of Sections 10.1 through 10.19, inclusive; or".

          (b)   Section 11(l) is hereby amended by deleting the period at the end of such section and replacing it with "; or".

          (c)   new Sections 11(m), 11(n) and 11(o) are hereby added to Section 11 immediately following Section 11(l) to read in their entireties as follows:

            "(m) default in the payment when due, or in the performance or observance of, any material obligation of, or material condition agreed to by, the Company or any Subsidiary Guarantor with respect to any purchase or lease of goods or services exceeding $5,000,000 (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default); or"

            "(n) any Change in Control shall occur; or"

            "(o) the Company shall fail to comply with or to perform any covenant incorporated herein pursuant to Section 10.15 and such failure shall continue beyond any applicable grace period specified in the applicable More Favorable Lending Agreement; or any event shall occur or condition shall exist that (subject to the giving of any notice and/or the lapse of any applicable grace period specified in the applicable More Favorable Lending Agreement) constitutes an event of default under any provision of any More Favorable Lending Agreement incorporated herein pursuant to Section 10.15.".

        1.16.    Amendment of Section 22.1.    Section 22.1 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follow:

          "22.1.    Release of Subsidiary Guarantors and Subsidiary Stock.

          You and each subsequent holder of a Note agree to, and to direct the Collateral Agent to, release any Subsidiary Guarantor from the Subsidiary Guaranty or the capital stock of any Subsidiary Guarantor from the Pledge Agreement (i) if such Subsidiary Guarantor ceases to be a Subsidiary as a result of a sale, lease, transfer or other disposal of assets (including by way of merger) permitted by Section 10.5, 10.6 or 10.7 or (ii) at such time as the Banks direct the Collateral Agent to release such Subsidiary from the Subsidiary Guaranty or release such capital stock from the Pledge Agreement; provided, however, that you and each subsequent holder will not be required to release a Subsidiary Guarantor from the Subsidiary Guaranty or the capital stock of a Restricted Subsidiary from the Pledge Agreement under the circumstances contemplated by clause (ii), if (A) a Default or Event of Default has occurred and is continuing, (B) such Subsidiary Guarantor is to become a borrower under the Credit Agreement or (C) such release is part of a plan of financing that contemplates such Subsidiary Guarantor guaranteeing, or the capital stock of such Subsidiary Guarantor securing, any other Indebtedness of the Company. Your obligation to release a Subsidiary Guarantor from the Subsidiary Guaranty or the capital stock of a Subsidiary Guarantor from the Pledge Agreement is conditioned upon your prior receipt of a certificate from a Senior Financial Officer of the Company stating that none of the circumstances described in clauses (A), (B) and (C) above are true."

        1.17.    Schedule B—Additions and Modifications.    The following definitions in Schedule B to the Note Agreement are amended to read in their entirety, or are added to such Schedule B, in each case in appropriate alphabetical order, as follows:

          "Applicable Interest Rate" means, a per annum interest rate equal to

            (a)   prior to the Fourth Amendment Effective Date and from and after the Covenant Compliance Date, with respect to the Series A Notes, 7.28%, and with respect to the Series B Notes, 7.08%, and

            (b)   from and after the Fourth Amendment Effective Date to and including the Covenant Compliance Date, with respect to the Series A Notes, 8.28%, and with respect to the Series B Notes, 8.08%.

          "Adjusted EBITDA" means, for any period, the sum of Adjusted Consolidated Net Income for such period, plus, to the extent deducted in determining such Adjusted Consolidated Net Income, (x) federal, state, local and foreign income, value added and similar taxes, (y) Interest Expense and (z) depreciation and amortization expense; provided that Adjusted EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the SEC) giving effect to (a) any acquisition made by the Company or any Subsidiary during such period so long as, and to the extent that, (i) the Company delivers to each holder of Notes a summary in reasonable detail of the assumptions underlying, and the calculations made, in computing Adjusted EBITDA on a pro forma basis and (ii) the Required Holders do not object to such assumptions and/or calculations within 10 Business Days after receipt thereof; and (b) any divestiture of a Subsidiary, division or other operating unit made during such period. If the Company or any Subsidiary makes any acquisition of a Person or assets which would result in a negative adjustment to Adjusted EBITDA for any period, the Company shall, upon request of the Required Holders, deliver the information required pursuant to clause (a)(i) of the preceding sentence so that the calculation of Adjusted EBITDA will give effect to such acquisition. Notwithstanding any other provision of this Agreement, (A) Adjusted EBITDA for the Computation Period ending July 3, 2005 shall be equal to Adjusted EBITDA for the Fiscal Quarter ending on such date multiplied by four; (B) Adjusted

  EBITDA for the Computation Period ending October 2, 2005 shall be equal to Adjusted EBITDA for period of two consecutive Fiscal Quarters ending on such date multiplied by two; and (C) Adjusted EBITDA for the Computation Period ending January 1, 2006 shall be equal to Adjusted EBITDA for the period of three consecutive quarters ending on such date multiplied by 1 1/3.

          "Change in Control" means that (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 as amended) shall become the beneficial owner (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934 as amended) of 20% or more of the Voting Stock of the Company or (b) a majority of the members of the board of directors of the Company shall cease to be Continuing Members.

          "Continuing Member" means a member of the board of directors of the Company who either (a) was a member of the Company's board of directors on the date hereof and has been such continuously thereafter or (b) became a member of such board of directors after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's board of directors.

          "Covenant Compliance Criteria" means the completion by the Company and its Subsidiaries of three consecutive Fiscal Quarters (the first of which can not be any earlier than July 3, 2005) in respect of which, as of the end of each such Fiscal Quarter, both:

            (a)   the Adjusted Leverage Ratio set forth in Section 10.1(a) for the Computation Periods ending at such times is less than or equal to 2.25 to 1; and

            (b)   the Fixed Charge Coverage Ratio set forth in Section 10.2 for the Computation Periods ending at such times is equal to or greater than 1.25 to 1.

          "Covenant Compliance Date" means the date after the Covenant Compliance Criteria have been met on which the holders of Notes receive the certificate of a Senior Financial Officer described in Section 7.2 demonstrating compliance with the Covenant Compliance Criteria as of the Fiscal Quarter then most recently ended.

          "Excluded Subsidiary" means any Subsidiary designated as such on Schedule II to the Fourth Amendment and any other Subsidiary designated in writing by the Company to the holders of Notes.

          "Financing Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement, the Security Agreement and each other agreement, document or instrument pursuant to which the Company or any Subsidiary Guarantor grants collateral to the Collateral Agent for the benefit of the holders of Notes and certain other parties."

          "Fourth Amendment" means that certain Fourth Amendment to Note Purchase Agreement, dated as of May 12, 2005, among the Company and the holders of Notes party thereto.

          "Fourth Amendment Effective Date" means May 12, 2005.

          "Incorporated Provision" is defined in Section 10.15.

          "More Favorable Lending Agreement" is defined in Section 10.15.

          "More Favorable Provision" is defined in Section 10.15.

          "Net Cash Proceeds" means, with respect to any issuance of equity securities by the Company or any Subsidiary, the aggregate cash proceeds received by the Company or such Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

          "Net Worth" means, at any time, the consolidated stockholders' equity of the Company and its Subsidiaries determined at such time in accordance with GAAP.

          "Priority Debt" means, as of any date, the sum (without duplication) of (a) outstanding Indebtedness of Subsidiaries that are not Subsidiary Guarantors (other than Indebtedness owed to the Company or another Subsidiary) and (b) Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted by Sections 10.4(a) through (i).

          "SEC" means the Securities and Exchange Commission of the United States of America.

          "Security Agreement" means the Second Amended and Restated Security Agreement, dated as of May 12, 2005, among the Company, certain Subsidiaries and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time."

          "Subsidiary Guarantor" means any Subsidiary that has entered into the Subsidiary Guaranty (or shall have been required under the terms of Section 10.16 to have entered into the Subsidiary Guaranty), whether in connection with the Closing or thereafter pursuant to the Company's obligations under Section 10.16 or otherwise.

          "Subordinated Indebtedness" means Indebtedness of the Company having maturities and other terms, and which is subordinated to the obligations of the Company and its Subsidiaries hereunder and under the other Financing Documents in a manner, approved in writing by the Required Holders.

          "Wholly Owned Subsidiary" mean, at any time, any Subsidiary 100% of all of the equity interests and voting interests (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly Owned Subsidiaries at such time.

        1.18.    Schedule B—Deleted Definitions.

          (a)   Deletions. The following definitions in Schedule B to the Existing Note Agreement are hereby deleted:

            Disposition

            Excluded Sale and Leaseback Transactions

            Restricted Subsidiary

            Significant Subsidiary

            Unrestricted Subsidiary

          (b)   Treatment of Certain Deleted Definitions in Note Purchase Agreement.

            (i)    "Restricted Subsidiary" and "Restricted Subsidiaries". Each reference in the Existing Note Purchase Agreement to "Restricted Subsidiary" and "Restricted Subsidiaries", other than any such reference in Section 11 thereof, is hereby amended to be, and shall hereafter be deemed to be, a reference to "Subsidiary" and "Subsidiaries" (including, any such reference contained within the defined terms "Wholly-Owned Restricted Subsidiary" and "Wholly-Owned Restricted Subsidiaries"), as applicable. Any such reference in Section 11 of the Existing Note Agreement is hereby amended to be, and shall hereafter be deemed to be, a reference to "Subsidiary Guarantor" or "Subsidiary Guarantors", as applicable.

            (ii)   "Significant Subsidiary". Each reference in the Existing Note Purchase Agreement to "Significant Subsidiary" and "Significant Subsidiaries" in the Existing Note Agreement, is hereby amended to be, and shall hereafter be deemed to be, a reference to "Subsidiary Guarantor" and "Subsidiary Guarantors", as applicable.

2.     AMENDMENT OF NOTES

        Subject to the satisfaction of the conditions set forth in Section 4 of this Fourth Amendment, the Noteholders and the Company hereby agree as follows:

        2.1.    The Series A Notes.    The Existing Series A Notes shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit 1A; except that the date, registration number and principal amount set forth in each Existing Series A Note shall remain the same.

        2.2.    The Series B Notes.    The Existing Series B Notes shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit 1B; except that the date, registration number and principal amount set forth in each Existing Series B Note shall remain the same.

3.     REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

        3.1.    Reaffirmation of Note Agreement.    The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the amendment of such provisions effected by this Fourth Amendment.

        3.2.    Note Agreement.    The Company represents and warrants that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such changes, facts, transactions and occurrences that have arisen since September 30, 2001 in the ordinary course of business, (c) for such other matters as have been previously disclosed in writing by the Company (including in its financial statements and notes thereto) to the Noteholders and (d) for other changes that could not reasonably be expected to have a Material Adverse Effect.

        3.3.    No Default or Event of Default.    After giving effect to the amendments contemplated hereby, there will exist no Default or Event of Default.

        3.4.    Authorization and Enforceability.    The execution, delivery and performance by the Company of this Fourth Amendment and the Amended Security Agreement (and the performance by its Subsidiaries of their obligations under the Subsidiary Guaranty, the Pledge Agreement and the Amended Security Agreement, in each case after giving effect to this Fourth Amendment) have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement, the Notes, the Fourth Amendment, the Pledge Agreement, the Security Agreement and the Subsidiary Guaranties each constitute the legal, valid and binding obligations of the Company and each Subsidiary party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.     EFFECTIVE DATE

        This Fourth Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

        4.1.    Consent of Noteholders to Fourth Amendment.    Execution by the Noteholders of at least a majority of the aggregate principal amount of the Notes outstanding and receipt by the Noteholders of a counterpart of this Fourth Amendment duly executed by the Company.

        4.2.    Amendment to Security Agreement.    The Company, its Subsidiaries and the Collateral Agent shall have entered into a Second Amended and Restated Security Agreement, in the form attached hereto as Exhibit 2 (the "Amended Security Agreement"), and the Noteholders shall have received a duly executed copy thereof.

        4.3.    Opinion of Counsel.    The Company shall have delivered to the Noteholders an executed opinion of counsel addressed to them in the form attached hereto as Exhibit 3.

        4.4.    Amendment Fee.    Each Noteholder shall have received payment of an amendment fee equal to 0.35% of the principal amount of the outstanding Notes held by such Noteholder.

        4.5.    Expenses.    The Company shall have paid all fees and expenses of special counsel to the Noteholders contemplated by Section 5.8 (to the extent then billed).

        4.6.    Credit Agreement.    The Required Banks (as defined in the Credit Agreement) and the Company shall have entered into a Second Amendment to the Credit Agreement in form and substance satisfactory to the Noteholders, and the Noteholders shall have received an executed copy of such amendment.

5.     MISCELLANEOUS

        5.1.    Ratification.    Except as amended hereby, the Note Agreement, including the representations and warranties contained therein, shall remain in full force and effect and is ratified, approved and confirmed in all respects as of the date hereof.

        5.2.    Effect of Agreement.    Except as expressly provided herein, (a) no terms or provisions of the Note Agreement or any other agreement are waived, modified or changed by this Fourth Amendment, and (b) the terms of this Fourth Amendment shall not operate as a waiver or amendment by the Noteholders of, or otherwise prejudice the Noteholders' rights, remedies or powers under, the Note Agreement or under any applicable law, and all of such rights, remedies and powers are hereby expressly reserved.

        5.3.    Temporary Waiver.    The Required Holders hereby waive through June 15, 2005 any non-compliance with Section 10.16 of the Note Agreement resulting from non-perfection of the Collateral Agent's security interest in cash, deposit accounts, investment property and financial assets so long as the Company is diligently taking such actions as are necessary, or as the Collateral Agent or the Required Holders may reasonably request, to perfect such security interests.

        5.4.    Reference to the Note Agreement.    Upon the final effectiveness of this Fourth Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the "Agreement," "Note Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

        5.5.    Binding Effect.    This Fourth Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        5.6.    Governing Law.    This Fourth Amendment shall be governed by and construed in accordance with Illinois law.

        5.7.    Counterparts.    This Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

        5.8.    Expenses.    Without limiting the provisions of Section 15.1 of the Note Agreement, the Company agrees to pay the reasonable costs and expenses of the holders of Notes (including reasonable attorneys' fees and charges) in connection with the preparation, execution and delivery of this Fourth Amendment and the documents contemplated hereby.

[remainder of page intentionally blank; next page is signature page]

        IN WITNESS WHEREOF, the Company and the Noteholders have caused this Fourth Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

TETRA TECH, INC.
By:	/s/ DAVID W. KING Name: David W. King Title: Chief Financial Officer and Treasurer

NOTEHOLDERS:
The foregoing is agreed to as of the date thereof.
MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC as Investment Adviser
By:	/s/ ELISABETH A. PERENICK Name: Elisabeth A. Perenick Title: Managing Director
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser
By:	/s/ ELISABETH A. PERENICK Name: Elisabeth A. Perenick Title: Managing Director

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Sub-Adviser
By:	/s/ ELISABETH A. PERENICK Name: Elisabeth A. Perenick Title: Managing Director

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST
By:	Prudential Investment Management, Inc., as Investment Manager
By:	/s/ JOSEPH ALOUF Name: Joseph Alouf Title: Vice President
UNITED OF OMAHA INSURANCE COMPANY
By:	/s/ EDWIN H. GARRISON, JR. Name: Edwin H. Garrison, Jr. Title: First Vice President
MUTUAL OF OMAHA LIFE INSURANCE COMPANY
By:	/s/ EDWIN H. GARRISON, JR. Name: Edwin H. Garrison, Jr. Title: First Vice President

HARTFORD LIFE INSURANCE COMPANY
By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact
By:	/s/ EVA KONOPKA Name: Eva Konopka Title: Senior Vice President
NATIONWIDE LIFE INSURANCE COMPANY
By:	/s/ MARK W. POEPPELMAN Name: Mark W. Poeppelman Title: Authorized Signatory
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
By:	/s/ MARK W. POEPPELMAN Name: Mark W. Poeppelman Title: Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA (formerly Provident Mutual Life Insurance Company)
By:	/s/ MARK W. POEPPELMAN Name: Mark W. Poeppelman Title: Authorized Signatory
SECURITY FINANCIAL LIFE INSURANCE CO.
By:	/s/ KEVIN W. HAMMOND Name: Kevin W. Hammond Title: Senior Director—Investments
THE CANADA LIFE ASSURANCE COMPANY, as beneficial owner
By:	/s/ EVE HAMPTON Name: Eve Hampton Title: Vice President, Investments, U.S. Operations
By:	/s/ TAD ANDERSON Name: Tad Anderson Title: Manager, Investments, U.S. Operations

CANADA LIFE INSURANCE COMPANY OF NEW YORK, as beneficial owner
By:	/s/ EVE HAMPTON Name: Eve Hampton Title: Vice President, Investments, CLAC
By:	/s/ TAD ANDERSON Name: Tad Anderson Title: Manager, Investments, CLAC
THRIVENT FINANCIAL FOR LUTHERANS (successor by merger to Lutheran Brotherhood)
By:	/s/ GLEN J. VANIC Name: Glen J. Vanic Title: Portfolio Manager
MODERN WOODMEN OF AMERICA
By:	/s/ MICHAEL E. DAU CFA Name: Michael E. Dau CFA Title: Manager, Fixed Income Division

CONFIRMATION

        Each of the undersigned acknowledges receipt of the foregoing Fourth Amendment and confirms the continuing validity and enforceability against such undersigned of each of the Note Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, in each case to the extent such undersigned is a party thereto.

TETRA TECH, INC.
By:	/s/ DAVID W. KING Name: David W. King Title: Chief Financial Officer and Treasurer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
ENGINEERING MANAGEMENT CONCEPTS, INC.
EVERGREEN UTILITY CONTRACTORS, INC.
EXPERT WIRELESS SOLUTIONS, INC.
FHC, INC.
HARTMAN & ASSOCIATES, INC.
KCM, INC.
MFG, INC.
RIZZO ASSOCIATES, INC.
SCIENCES INTERNATIONAL, INC.
TETRA TECH CANADA LTD.
TETRA TECH CONSTRUCTION SERVICES, INC.
TETRA TECH CONSULTING & REMEDIATION, INC.
TETRA TECH EM INC.
TETRA TECH NUS, INC.
TETRA TECH RMC, INC.
THE THOMAS GROUP OF COMPANIES, INC.
VERTEX ENGINEERING SERVICES, INC.
WHALEN & COMPANY, INC.
WESTERN UTILITY CONTRACTORS, INC.

By:	/s/ DAVID W. KING Name: David W. King Title: Treasurer
GEOTRANS, INC. SCM CONSULTANTS, INC. TETRA TECH EC, INC.
By:	/s/ DAVID W. KING Name: David W. King Title: Assistant Treasurer

SCHEDULE I

Series A Noteholders	Outstanding Principal Amount
Massachusetts Mutual Life Insurance Company	$21,500,000
C.M. Life Insurance Company	3,000,000
MassMutual Asia Limited	500,000
Connecticut General Life Insurance Company	17,000,000
Life Insurance Company of North America	3,000,000
United of Omaha Insurance Company	12,000,000
Mutual of Omaha Insurance Company	3,000,000
Hartford Life Insurance Company	15,000,000
Nationwide Life Insurance Company	7,000,000
Nationwide Life and Annuity Insurance Company	3,000,000
Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company)	5,000,000
Security Financial Life Insurance Co.	2,000,000
Series B Noteholders	Outstanding Principal Amount
The Canada Life Assurance Company	$6,960,000
Canada Life Insurance Company of New York	240,000
Thrivent Financial for Lutherans (successor by merger to Lutheran Brotherhood)	4,800,000
Modern Woodmen of America	2,400,000

SCHEDULE II

Excluded Subsidiaries

America's Schoolhouse Consulting Services, Inc.
Chen Northern, Inc.
Contract Operations—2, Inc.
Foster Wheeler Environmental Corporation
Kansas City Testing Laboratory, Inc.
KCM International, Inc.
LAL Corporation
Nebraska Testing Corporation
River Corridor Closure, LLC
SCM Architecture and Planning PC
SCM Staff Placement Specialists, Inc.
SulTech
Tetra Tech Caribe, Inc.
Tetra Tech Consulting & Remediation, Inc.
Tetra Tech Executive Services, Inc.
Tetra Tech International (BVI) Ltd.
Tetra Tech Leasing, LLC
Tetra Tech Technical Services, Inc.
Tetra Tech Wired Communications of California, Inc.
Thomas Aquatics, LLC
Thomas Communications & Technologies, LLC
Thomas Environmental Services, LLC
Thomas Management Services, LLC
Western Utility Cable, Inc.
Whalen do Brasil, Ltda.
Whalen Service Corps Inc.
Whalen/Sentrex LLC

Exhibit 1A

FORM OF SERIES A NOTE

TETRA TECH, INC.

ADJUSTABLE RATE SENIOR SECURED NOTE,
SERIES A, DUE MAY 30, 2011

No. R-[ ]	[Date]
$[ ]	PPN: 88162G A* 4

        FOR VALUE RECEIVED, the undersigned, TETRA TECH, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [            ], or registered assigns, the principal sum of $[            ] on May 30, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Interest Rate per annum from the date hereof, payable semiannually, on May 30 and November 30 in each year, commencing with the May 30 or November 30 next succeeding the date hereof (except that no interest payment shall be made on May 30, 2001), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Applicable Interest Rate or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Chicago, Illinois as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

        This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreements dated as of May 15, 2001 (as from time to time amended, collectively, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

        This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note also is subject to optional prepayment, in whole or from time to time in part at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

        Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of May 15, 2001 of certain Subsidiaries of the Company.

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

TETRA TECH, INC.
By:

Name:

Title:

2

Exhibit 1B

FORM OF SERIES B NOTE

TETRA TECH, INC.

ADJUSTABLE RATE SENIOR SECURED NOTE,
SERIES B, DUE MAY 30, 2008

No. R-[ ]	[Date]
$[ ]	PPN: 88162G A@ 2

        FOR VALUE RECEIVED, the undersigned, TETRA TECH, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [            ], or registered assigns, the principal sum of $[            ] on May 30, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Interest Rate per annum from the date hereof, payable semiannually, on May 30 and November 30 in each year, commencing with the May 30 or November 30 next succeeding the date hereof (except that no interest payment shall be made on May 30, 2001), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Applicable Interest Rate or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in Chicago, Illinois as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

        This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreements dated as of May 15, 2001 (as from time to time amended, collectively, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

        This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note also is subject to optional prepayment, in whole or from time to time in part at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

        Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of May 15, 2001 of certain Subsidiaries of the Company.

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

TETRA TECH, INC.
By:

Name:

Title:

2

Exhibit 2

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

        THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") dated as of May 12, 2005 is among TETRA TECH, INC. (the "Company"), each subsidiary of the Company listed on the signature pages hereof, such other subsidiaries of the Company as from time to time become parties hereto (together with the Company, collectively the "Debtors" and individually each a "Debtor") and BANK OF AMERICA, N.A. ("Bank of America"), in its capacity as Collateral Agent (as defined below) for the Benefited Parties (as defined in the Intercreditor Agreement referred to below).

W I T N E S S E T H:

        WHEREAS, the Company, various financial institutions (together with their respective successors and assigns, the "Banks") and Bank of America, as agent for the Banks (in such capacity, the "Credit Agent"), have entered into an Amended and Restated Credit Agreement dated as of July 21, 2004 (the "Credit Agreement");

        WHEREAS, the Company has entered into a Note Purchase Agreement dated as of May 15, 2001 (the "Note Agreement"), pursuant to which certain note purchasers (the "Noteholders") purchased $92,000,000 of the Company's 7.28% Senior Secured Notes, Series A, due May 30, 2011, and $18,000,000 of the Company's 7.08% Senior Secured Notes, Series B, due May 30, 2008 (together, the "Senior Notes");

        WHEREAS, pursuant to an Amended and Restated Guaranty dated as of May 15, 2001 (the "Guaranty"), certain subsidiaries of the Company have guaranteed all obligations of the Company under the Credit Agreement, all obligations of the Company under the Note Agreement and certain other obligations of the Company;

        WHEREAS, the Credit Agent, the Noteholders and Bank of America, as collateral agent, have entered into an Intercreditor Agreement dated as of May 15, 2001 (the "Intercreditor Agreement"; capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement), pursuant to which (i) such parties have agreed that all Benefited Obligations shall be guaranteed and secured on a pari passu basis and (ii) Bank of America shall act as collateral agent for the holders of the Benefited Obligations (in such capacity, together with any successor in such capacity, the "Collateral Agent");

        WHEREAS, the obligations of the Company in respect of the Benefited Obligations and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions and Interpretation.    For purposes of this Agreement, (a) in addition to terms defined in the preamble and recitals above, the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Financial Asset, General Intangibles, Instruments, Investment Property, Securities Account, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned to such terms in the UCC (as defined below), (b) the rules of interpretation set forth in clauses (a), (c)(i) and (d) of Section 1.2 of the Credit Agreement shall apply as if set forth in full herein, mutatis mutandis, and (c) the following terms have the following meanings, respectively:

          Collateral—see Section 2.

          Default means the occurrence of any of the following events: (a) any Event of Default; (b) any event which, if it continues uncured will, with lapse of time or notice or both, constitute an Event of Default under Section 12.1.4 of the Credit Agreement, Section 11(g) or 11(h) of the Note

  Agreement or any substantially similar provision of any other Financing Agreement; or (c) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the Collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

          Liabilities means, (a) as to the Company, all Credit Obligations, all Senior Note Obligations and all other Benefited Obligations; and (b) with respect to each other Debtor, all obligations of such Debtor under the Guaranty.

          Permitted Lien means any Lien that is expressly permitted pursuant to Section 10.8 of the Credit Agreement (but excluding any Lien on any Account or on the stock of any Subsidiary of any Debtor).

          UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

        2.    Grant of Security Interest.    As security for the payment of all Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, the following, whether now or hereafter existing or acquired (the "Collateral"): all of such Debtor's Accounts, Commodity Accounts, Commodity Contracts, Deposit Accounts, Financial Assets, Investment Property, money (of any jurisdiction), Securities (whether Certificated or Uncertificated Securities), Securities Accounts and Security Entitlements; all of such Debtor's General Intangibles arising out of or related to any of the foregoing; all of such Debtor's Chattel Paper and Instruments evidencing any obligation arising out of or relating to any of the foregoing; all interest of such Debtor in any goods the sale or lease of which shall have given rise to, and in all guaranties and property securing payment or performance under, any Account or other property described above; all of such Debtor's books and records relating to any of the foregoing; and all proceeds (including all insurance proceeds) of any of the foregoing.

        3.    Warranties.    Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder; (iii) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, organizational identification number as designated by the jurisdiction of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office or principal place of business at any other location at any time after January 1, 2001 (or, in the case of any Person which becomes a Debtor after the date hereof, 135 days prior to the date such Person executes and delivers a counterpart hereof)); (iv) except as described in Schedule II, such Debtor is not now known and has not, during the five years preceding the date of execution and delivery hereof by such Debtor, been known by any trade name; and (v) except as disclosed on Schedule III hereto, during the five years preceding the date of execution and delivery hereof by such Debtor, such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement, nor has such Debtor been the subject of any merger or other corporate reorganization.

        4.    Collections, etc.    Until such time during the existence of a Default as the Collateral Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Collateral, including

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the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (b) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Collateral Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Promptly following any request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

        Upon request by the Collateral Agent during the existence of a Default, each Debtor will establish a deposit account with the Collateral Agent (an "Assignee Deposit Account") and will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral for deposit in the Assignee Deposit Account as security for payment of the Liabilities. Except as the Collateral Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent until delivery is made to the Collateral Agent.

        No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Collateral Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as is set forth in the Intercreditor Agreement, and the Collateral Agent may, from time to time, in its discretion (subject to the terms of the Intercreditor Agreement), release all or any of such balance to the applicable Debtor.

        The Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

        Each Debtor hereby appoints the Collateral Agent as the attorney-in-fact for such Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the terms hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless a Default exists.

        5.    Certificates, Schedules and Reports.    Each Debtor will from time to time, as the Collateral Agent may request, deliver to the Collateral Agent a schedule identifying each Account of such Debtor (not previously so identified) subject to the security interest hereunder, and such additional schedules and such certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, all to such extent as the Collateral Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor

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and shall be in such form and detail as the Collateral Agent may specify. Any such schedule identifying any Account subject to the security interest hereunder shall be accompanied (if the Collateral Agent so requests) by a true and correct copy of the invoice evidencing such Account and by evidence of shipment or performance.

        6.    Agreements of the Debtors.    Each Debtor (a) will, upon request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed appropriate by the Collateral Agent) and do such other acts and things (including the delivery to the Collateral Agent of all Certificated Securities and Instruments (other than checks and similar items that are deposited in the ordinary course of business)), all as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction; (b) after the occurrence and during the continuance of any Default, will execute and file such assignment of claims forms under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, as may be necessary or desirable, or as the Collateral Agent may from time to time request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby (free of all other liens, claims and rights of third parties whatsoever), (c) will keep, at its address shown on Schedule I hereto, its records concerning the Collateral, which records will be of such character as will enable the Collateral Agent or its designees to determine at any time the status of the Collateral, and no Debtor will, unless the Collateral Agent shall otherwise consent in writing, duplicate any such records at any other address; (d) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Agent may from time to time reasonably request; (e) will permit the Collateral Agent and its designees, from time to time, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (f) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (g) will not change its jurisdiction of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interest under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 10 days' prior notice of such change (provided that this Section 6(g) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement); and (h) will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than liens and security interests in favor of the Collateral Agent and Permitted Liens.

        7.    Remedies.    Whenever a Default exists, the Collateral Agent may from time to time exercise any rights and remedies available to it under the UCC or any other applicable law or otherwise available to it. Without limiting the foregoing, whenever a Default exists the Collateral Agent may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (a) sell any or all of the Collateral, free of all rights and claims of any Debtor therein and thereto, at any public or private sale, and (b) bid for and purchase any or all of the Collateral at any such sale. Each Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies upon a Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten days before disposition, postage prepaid, addressed

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to the applicable Debtor either at its address shown on Schedule I hereto or at any other address of such Debtor appearing on the records of the Collateral Agent. Any proceeds of any of the Collateral may be applied by the Collateral Agent to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Collateral Agent toward the payment of the Liabilities in accordance with the Intercreditor Agreement.

        8.    General.    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

        No delay on the part of the Collateral Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing, and signed and delivered by the party to be bound thereby, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        Each Debtor agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Collateral Agent in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

        No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Benefited Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or such other Benefited Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Benefited Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Benefited Party had not been made.

        This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in its such state. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

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        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering a counterpart to the Collateral Agent of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement. Delivery of a counterpart hereof, or a signature page hereto, by facsimile shall be effective as delivery or an original signed counterpart.

        ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST ANY ONE OR MORE OF THE DEBTORS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        THE DEBTORS, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) THE BENEFITED PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

TETRA TECH, INC.

By:	/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
ENGINEERING MANAGEMENT CONCEPTS, INC.
EVERGREEN UTILITY CONTRACTORS, INC.
EXPERT WIRELESS SOLUTIONS, INC.
FHC, INC.
HARTMAN & ASSOCIATES, INC.
KCM, INC.
MFG, INC.
RIZZO ASSOCIATES, INC.
SCIENCES INTERNATIONAL, INC.
TETRA TECH CANADA LTD.
TETRA TECH CONSTRUCTION SERVICES, INC.
TETRA TECH CONSULTING & REMEDIATION, INC.
TETRA TECH EM INC.
TETRA TECH NUS, INC.
TETRA TECH RMC, INC.
THE THOMAS GROUP OF COMPANIES, INC.
VERTEX ENGINEERING SERVICES, INC.
WHALEN & COMPANY, INC.
WESTERN UTILITY CONTRACTORS, INC.

By:	/s/ DAVID W. KING David W. King Treasurer

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GEOTRANS, INC. SCM CONSULTANTS, INC. TETRA TECH EC, INC.

By:	/s/ DAVID W. KING David W. King Assistant Treasurer

8

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ PAUL FOLINO
Name:	Paul Folino
Title:	Assistant Vice President

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ADDITIONAL SIGNATURE PAGE to the Second Amended and Restated Security Agreement dated as of May 12, 2005 (the "Security Agreement") among Tetra Tech, Inc., Bank of America, N.A., as Collateral Agent, and various Subsidiaries of Tetra Tech, Inc.

The undersigned is executing a counterpart of the Security Agreement for purposes of becoming a party hereto (and attached hereto are supplemental schedules setting forth information with respect to the undersigned required to make the representations and warranties with respect to the undersigned set forth in the Security Agreement accurate as of the date hereof).

[ ]

By:

Name:
Title:

10

SCHEDULE I
TO SECURITY AGREEMENT

CORPORATE INFORMATION
[TO BE INSERTED]

Debtor's Federal employment identification number:

Debtor's jurisdiction of organization:

Debtor's true and correct name as registered in its jurisdiction of organization:

Debtor's organizational identification number in its jurisdiction of organization:

Debtor's chief executive office:

Debtor's principal place of business:

SCHEDULE II
TO SECURITY AGREEMENT

Tradenames
[TO BE ATTACHED]

SCHEDULE III
TO SECURITY AGREEMENT

Prior Legal Names

The following companies were merged into Tetra Tech, Inc. and were formerly known as:

Simons, Li & Associates, Inc.
IWA Engineers
C.D.C. Engineering, Inc.
Flo Engineering, Inc.

Tetra Tech EM Inc. (f/k/a PRC Environmental Management Inc.)

HSI GeoTrans, Inc. (f/k/a Hydro-Search, Inc. and GeoTrans, Inc.)

Cosentini Associates, Inc. (f/k/a L.M.W. Associates, Inc.)

MFG, Inc. (f/k/a McCulley, Frick & Gilman, Inc.)

Wahlen & Company, Inc. (CommSite Development Corporation was merged into Whalen & Company, Inc.)

Tetra Tech NUS, Inc. (f/k/a NUS Acquisition Corp. and Halliburton NUS Corporation)

Exhibit 3

May 12, 2005

To the Financial Institutions
listed On Schedule I hereto
(the "Noteholders")

  Re:
  Tetra Tech, Inc. and certain of its Subsidiaries

Ladies and Gentlemen:

        I have acted as counsel to Tetra Tech, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company listed on Exhibit A attached hereto (collectively the "Guarantors" and, together with the Company, each an "Obligor" and collectively the "Obligors") in connection with the Fourth Amendment to Note Purchase Agreement, dated as of May 12, 2005 (the "Fourth Amendment") among the Company and the Noteholders, pursuant to which the following documents were amended: (a) the Note Purchase Agreements, each dated as of May 15, 2001, (collectively, as previously amended and after giving effect to the Fourth Amendment, the "Note Agreement") between the Company and the Noteholders; (b) $92,000,000 in aggregate principal amount of the Company's 7.28% Senior Secured Notes, Series A, due May 30, 2011 (collectively, after giving effect to the Fourth Amendment, the "Series A Notes"); and (c) $18,000,000 aggregate principal amount of the Company's 7.08% Senior Secured Notes, Series B, due May 30, 2008 (collectively, after giving effect to the Fourth Amendment, the "Series B Notes", and together with the Series A Notes, the "Notes"). Capitalized terms used herein without definition have the same meanings as in the Note Agreement.

        This opinion is delivered to you pursuant to Section 4 of the Fourth Amendment. In connection with this opinion, I have examined and relied upon the following documents:

  (a)
  the Note Agreement;

  (b)
  the Notes;

  (c)
  the Fourth Amendment;

  (d)
  the Confirmation dated May 12, 2005 issued by the Obligors and attached to the Fourth Amendment; and

  (e)
  the Second Amended and Restated Security Agreement dated as of the date hereof among the Obligors and the Collateral Agent (the "Amended Security Agreement").

The documents referred to in items (c), (d) and (e) above are called the "Amendment Documents;" the Note Agreement, the Notes and the Amendment Documents are called the "Note Documents."

        In addition, I have examined such other records, documents, certificates and instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below. In my examination I have assumed the genuineness of all signatures (other than signatures of the officers of the Obligors), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates of public officials and statements and representations of officers and other representatives of the Obligors.

        To the extent that the obligations of any Obligor may be dependent upon such matters, I have assumed for purposes of this opinion that (a) each Noteholder and the Collateral Agent (individually a "Note Party" and collectively, the "Note Parties") is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) each Note Party has the corporate or other organizational power and authority to execute and deliver the Fourth Amendment and, in the case of the Collateral Agent, the Amended Security Agreement, (c) each Note Party has duly authorized, executed and delivered the Fourth Amendment and, in the case of the Collateral Agent, the Amended Security Agreement, (d) each Note Party has the requisite corporate or other organizational power and authority to perform its obligations under each Note Document to which it is a party, and (e) each Note Document constitutes the legal, valid and binding obligation of each Note Party that is a party thereto, enforceable against such Note Party in accordance with its terms.

        I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary. I am an attorney admitted to practice in the State of California. I express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of California, United States federal law and the State of Delaware General Corporation Law, as such laws presently stand (the "Subject Laws"). I am not opining on, and I assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. With regard to the opinions set forth in paragraphs 1 and 2, I note that certain Guarantors are incorporated in jurisdictions other than California and Delaware. To the extent my opinions in paragraphs 1 and 2 are governed by laws other than the laws of the State of California and the Delaware General Corporation Law, I have assumed that the laws of the State of California govern these matters. I express no opinion with respect to federal securities or state securities or "blue sky" laws or state or federal antifraud, antitrust or environmental laws. In addition, I am not expressing any opinion as to the effect of noncompliance by any Note Party with any state or federal laws or regulations applicable to the transactions contemplated by the Note Documents because of the nature of their respective businesses. I also assume that each Note Party will act in good faith and in a commercially reasonable manner.

        For purposes of California usury laws, I have assumed, with your permission, that each of the Noteholders is an admitted incorporated insurer, a licensed finance lender, or by reason of its own business and financial experience, it has the capacity to protect its own interests in connection with the Amendment Documents.

        Based upon and subject to the foregoing and the limitations, qualifications and exceptions set forth below, I am of the opinion that:

        1.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Guarantor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each Obligor is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect. Each Obligor has the corporate power and authority to own its property and to carry on its business as now being conducted. Each Obligor has the corporate power and authority (a) to execute and deliver each Amendment Document to which it is a party and (b) to perform its obligations under each Note Document to which it is a party and to carry out the transactions contemplated thereby.

        2.     The execution and delivery by each Obligor of each Amendment Document to which it is a party, and the performance by each Obligor of its obligations under each Note Document to which it is a party, have been duly authorized and approved by all necessary corporate or other organizational action. Neither the execution and delivery by any Obligor of the Amendment Documents to which it is a party nor the consummation by any Obligor of the transactions contemplated by the Note Documents will breach, be in conflict with, or constitute a default under (a) any Obligor's Certificate of Incorporation, Articles of Incorporation or Bylaws, as the case may be, (b) any contractual restriction (other than with respect to financial ratios or tests or any aspect of the financial condition or results of operation of any Obligor as to which I express no opinion) contained in any agreement, indenture, instrument or other document that is material to the Company and its Subsidiaries considered as a whole, (c) any judgment, order, injunction or decree known to me, or (d) to my knowledge, any

2

federal, California or Delaware General Corporation Law statute, rule or regulation (including usury laws).

        3.     No authorization, approval or other action by, and no notice to or filing with, any federal, California or Delaware governmental authority or regulatory body is required for the execution and delivery by any Obligor of any Amendment Document or the performance by any Obligor of any Note Document, except for routine filings that may be required after the date hereof to maintain good standing (corporate or otherwise) or to perfect Liens under the Amended Security Agreement.

        4.     (a)    Each Amendment Document has been duly executed and delivered by each Obligor that is a party thereto, and each Note Document constitutes the legal, valid and binding obligation of Obligor that is a party thereto, enforceable against such Obligor in accordance with its terms.

          (b)   With respect to the enforceability of the choice of law to govern each of the Note Documents, although there is no controlling precedent and the matter is not free from doubt, a California court or a federal court sitting in the State of California in a properly litigated action should respect the choice of Illinois law as the governing law and should apply Illinois law.

        5.     To my knowledge, other than as disclosed in the Company's financial statements, there are no outstanding judgments against any Obligor, and there is no action, suit or proceeding pending or threatened against any Obligor, which is reasonably likely to have a Material Adverse Effect.

        In rendering the opinions set forth above, I have assumed that the laws of the State of California would apply despite the selection of Illinois law as the governing law in the Note Documents. In making the foregoing assumption, I do not intend to imply that a California court would not give effect to such selection of Illinois law.

        The opinions expressed herein are subject to the following qualifications and comments:

        A.    Each Note Document is subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

        B.    I express no opinion as to the effect of the laws of any jurisdiction (other than the Subject Laws) wherein any Note Party may be located which limit rates of interest that may be charged or collected by such Note Party.

        C.    Insofar as certain provisions of the Note Documents may provide for indemnification, enforceability thereof may be limited by public policy considerations.

        D.    The provisions of the Note Documents that permit any Note Party to take action or make determinations, or to benefit from indemnities and similar undertakings of any Obligor may be subject to a requirement that such actions be taken or such determinations by made, and any action or inaction by any Note Party that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

        E.    I express no opinion as to (i) whether provisions of any Note Document that relate to the subject matter jurisdiction of the federal or state courts of Illinois to adjudicate any controversy related to such Note Document or the transactions contemplated thereby, (ii) any waiver of inconvenient forum set forth in any Note Document, or (iii) any waiver of jury trial found in any Note Document.

        F.     My opinions in paragraphs 2 and 3 above as to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Note Documents and statutes, rules and regulations applicable to corporations conducting businesses similar to those conducted by the Obligors.

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        This opinion letter is rendered only to, and is solely for the benefit of, the Noteholders (and their respective successors and assigns, including, without limitation, any future holder of a Note) in connection with the transactions related to the Note Documents and may not be relied upon by such Persons for any other purpose, or by any other Person for any purpose, in each case without my prior written consent.

Very truly yours,

/s/ JANIS B. SALIN Janis B. Salin Vice President and General Counsel

Attachments:	Schedule I Exhibit A

4

Schedule I

Opinion Addressees

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1295 State Street
Springfield, MA 01111

C.M. Life Insurance Company
c/o Babson Capital Management LLC
1295 State Street
Springfield, MA 01111

MassMutual Asia Limited
c/o Babson Capital Management LLC
1295 State Streete
Springfield, MA 01111

Prudential Retirement Ceded Business Trust
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700, 27th Floor
San Francisco, CA 94111

United of Omaha Life Insurance Company
4—Investment Loan Administration
Mutual of Omaha Plaza
Omaha, NE 68175-1011

Mutual of Omaha Insurance Company
4—Investment Loan Administration
Mutual of Omaha Plaza
Omaha, NE 68175-1011

Hartford Life Insurance Company
c/o Hartford Investment Management Company
P.O. Box 1744
Hartford, CT 06144-1744

Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220

Nationwide Life Insurance Company of America
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220

Security Financial Life Insurance Co.
4000 Pine Lake Road
P.O. Box 82248
Lincoln, NE 68501-2248

The Canada Life Assurance Company
330 University Ave. SP-11
Toronto, ON M5G 1R8

Canada Life Insurance Company of New York
330 University Ave. SP-11
Toronto, ON M5G 1R8

Thrivent Financial For Lutherans
625 Fourth Avenue South
Minneapolis, MN 55415

Modern Woodmen of America
1701 First Avenue
Rock Island, IL 61201

Exhibit A

Subsidiaries

Subsidiary	State Of Domicile
GeoTrans, Inc.	Virginia
Tetra Tech EM Inc.	Delaware
KCM, Inc.	Washington
SCM Consultants, Inc.	Washington
Whalen & Company, Inc.	Delaware
Tetra Tech NUS, Inc.	Delaware
MFG, Inc.	Delaware
Tetra Tech Canada Ltd.	Ontario
Tetra Tech Construction Services, Inc.	Colorado
Cosentini Associates, Inc.	New York
Evergreen Utility Contractors, Inc.	Washington
eXpert Wireless Solutions, Inc.	Delaware
FHC, Inc.	Oklahoma
Rizzo Associates, Inc.	Massachusetts
Tetra Tech RMC, Inc.	Delaware
Vertex Engineering Services, Inc.	Massachusetts
Western Utility Contractors, Inc.	Illinois
Sciences International, Inc.	Delaware
The Thomas Group of Companies, Inc.	Delaware
Hartman & Associates, Inc.	Florida
Ardaman & Associates, Inc.	Florida
Tetra Tech EC, Inc.	Delaware
Engineering Management Concepts, Inc.	California
Advanced Management Technology, Inc.	Virginia
Tetra Tech Consulting & Remediation, Inc.	Delaware

QuickLinks

  Exhibit 10.2
TETRA TECH, INC. FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT
CONFIRMATION
SCHEDULE I
SCHEDULE II Excluded Subsidiaries
  Exhibit 1A
FORM OF SERIES A NOTE
  Exhibit 1B
FORM OF SERIES B NOTE TETRA TECH, INC. ADJUSTABLE RATE SENIOR SECURED NOTE, SERIES B, DUE MAY 30, 2008
  Exhibit 2
SECOND AMENDED AND RESTATED SECURITY AGREEMENT
W I T N E S S E T H
SCHEDULE I TO SECURITY AGREEMENT
CORPORATE INFORMATION [TO BE INSERTED]
SCHEDULE II TO SECURITY AGREEMENT
Tradenames [TO BE ATTACHED]
SCHEDULE III TO SECURITY AGREEMENT
Prior Legal Names
  Exhibit 3